Exhibit 99.2

Third Quarter Fiscal 2023 Earnings Supplementary Information November 2023

Who We Are W H A T W E D O As a world - class resort and sports entertainment company, we do what no other company can through our unique brand partnerships and direct access to exclusive content. By doing this, we create exceptional experiences across multiple platforms that honor the past and inspire the future. With this unwavering purpose, we strive to maximize shareholder value and pursue excellence. Honor the Past, Inspire the Future 2

What We Are

A MULTI-DIMENSIONAL SPORTS & ENTERTAINMENT COMPANY




JOHN BRENKUS PRESENTS
THE GOAT CODE
NEXT MAN UP
INSIDE THE NFL ALUMNI ACADEMY


betr

THEMED, EXPERIENTIAL DESTINATION ASSETS	MEDIA	GAMING
Themed Attractions	Original Content	Fantasy Sports
Hospitality	High-Profile Partnerships	eGaming
Live Entertainment	Sponsorships	Sports Betting

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Present & Future Revenue Streams

CREATING A MULTI-DIMENSIONAL ENTERTAINMENT & MEDIA COMPANY



Stadium
Waterpark
Hotels
Play-Action Plaza & Retail
Centers for Excellence & Performance
ForeverLawn Sports Complex
Sports Betting & Fantasy Sports
Sponsorships & Media
Synergistic Revenue Enhancement
Destination-Based/Physical Assets
Offsite & Non-Physical Assets

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Financial Results K E Y F I N A N C I A L R E S U L T S Q3 FY22 Q3 FY23 ($ in millions, except per share data) $8.1 $8.7 Revenue ($10.4) ($10.0) Loss from Operations ($7.8) ($5.5) Adjusted EBITDA* ($11.1) ($16.4) Net (loss) income attributable to HOFRE shareholders ($2.07) ($2.89) Net (loss) income per share, basic and diluted *See page 8 for EBITDA and Adjusted EBITDA reconciliation. See page 7 for a statement regarding use of non - GAAP financial measures. These supplemental slides highlight certain information in the Company’s earnings release and Form 10 - Q report for the quarter ended September 30, 2023 and should be read together with such earnings release and quarterly report 5

Forward - Looking Statements Certain statements made herein are “forward - looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 . Forward - looking statements may be identified by the use of words and phrases such as “plan,” “opportunity,” “future,” “will,” “goal,” “enable,” “pipeline,” “transition,” “move forward,” “towards,” “build out,” “coming” and “look forward” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters . These forward - looking statements are not guarantees of future performance, conditions, or results, and involve a number of known and unknown risks, uncertainties, assumptions, and other important factors, many of which are outside the Company’s control, which could cause actual results or outcomes to differ materially from those discussed in the forward - looking statements . Important factors that may affect actual results or outcomes include, among others, the Company’s ability to manage growth ; the Company’s ability to execute its business plan and meet its projections, including obtaining financing to construct planned facilities and for working capital ; litigation involving the Company ; changes in applicable laws or regulations ; general economic and market conditions impacting demand for the Company’s products and services, and in particular economic and market conditions in the resort and entertainment industry ; the effects of the ongoing global coronavirus (COVID - 19 ) pandemic on capital markets, general economic conditions, unemployment and the Company’s liquidity, operations and personnel ; increased inflation ; the inability to maintain the listing of the Company’s shares on Nasdaq ; and those risks and uncertainties discussed from time to time in our reports and other public filings with the SEC . The Company does not undertake any obligation to update or revise any forward - looking statements, whether as a result of new information, future events or otherwise, except as required by law . 6

Statement Regarding Use of Non - GAAP Financial Measures Hall of Fame Resort and Entertainment Company (“HOFV”) reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”) . The presentation includes references to the following non - GAAP financial measures : EBITDA and adjusted EBITDA . These are important financial measures used in the management of the business, including decisions concerning the allocation of resources and assessment of performance . Management believes that reporting these non - GAAP financial measures is useful to investors as these measures are representative of the Company’s performance and provide improved comparability of results . See the table below for the definitions of the non - GAAP financial measures referred to above and corresponding reconciliations of these non - GAAP financial measures to the most comparable GAAP financial measures . Non - GAAP financial measures should be viewed as additions to, and not as alternatives for the Company’s results prepared in accordance with GAAP . In addition, the non - GAAP measures the Company uses may differ from non - GAAP measures used by other companies, and other companies may not define the non - GAAP measures the Company uses in the same way . 7 Additional Information The following trademarks and corresponding logos are the trademarks of their respective owners: Pro Football Hall of Fame, National Football League (“NFL”), The Zac Brown Band, Joe Thomas, Cleveland Browns, New York Jets, betr, John Brenkus, Driven Elite and Donald Driver.

Non - GAAP Reconciliation Note: Amounts may not add due to rounding 8 3 Months Ended September 30, 2022 3 Months Ended September 30, 2023 Adjusted EBITDA reconciliation ($ in millions) ($11.1) ($16.4) Net loss attributable to HOFRE stockholders - - (Benefit from) provision for income taxes 1.7 6.0 Interest expense, net 2.7 4.6 Depreciation expense 1.1 1.4 Amortization of discount on note payable ($5.7) ($4.4) EBITDA (0.5) (0.1) Other income (1.8) (1.0) Change in fair value of warrant liability 0.1 (0.2) Change in fair value of interest rate swap 0.3 0.3 Preferred stock dividends (0.1) (0.0) Loss attributable to non - controlling interest ($7.8) ($5.5) Adjusted EBITDA

Inspiring unique and exhilarating sports and entertainment experiences that maximize growth and fan engagement. We create exceptional sports - inspired destination, media, and gaming experiences that uniquely leverage brand partnerships and direct access to exclusive content. V I S I O N M I S S I O N V A L U E S With our connection to sport, we exemplify these values: Inspiration, Teamwork, Respect, Integrity, Excellence 9

For more information, please contact: Investor Relations (330)458 - 9176 I n v e s t o r . R el a tio n s@ h o f r e c o. c om 2014 Champions Gateway Canton, OH 44718 https://ir.hofreco.com